UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

320 W 37th Street, 13th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective November 14, 2016, the Board of Directors (the “Board”) of Snap Interactive, Inc. (the “Company”) entered into an executive employment agreement (the “Employment Agreement”) with Judy Krandel under which Ms. Krandel was appointed to serve as the Company’s Chief Financial Officer, including the roles of principal financial officer and principal accounting officer. Ms. Krandel replaces Alexander Harrington, who had been serving as interim Chief Financial Officer and fulfilling the duties of principal financial officer and principal accounting officer since March 15, 2014. Mr. Harrington will continue to serve as the Chief Executive Officer of the Company.

Ms. Krandel, 51, previously served as a member of the Company’s Board from March 2016 until the completion of the Company’s merger with A.V.M. Software, Inc. (d/b/a Paltalk) in October 2016. Ms. Krandel previously served as a Portfolio Manager for the Juniper Public Fund from 2011 to 2016. Before that, Ms. Krandel was a Portfolio Manager at Alpine Woods where she managed portions of two long/short equity hedge funds. Prior to that, she was a Portfolio Manager from 2001 to 2009 at First New York Securities, LLC, where her experience included founding and co-managing a domestic long/short small-cap hedge fund. Ms. Krandel has been engaged in public equity research and investing since 1992, starting with Fred Alger Management, followed by positions at Delaware Management and Kern Capital Management. Ms. Krandel received her B.S. from the Wharton School of Business at the University of Pennsylvania and her M.B.A. from the University of Chicago.

Other than the Employment Agreement, there are no arrangements or understandings between Ms. Krandel and any other persons pursuant to which she was selected to serve as the Company’s Chief Financial Officer. In addition, there are no transactions between the Company and Ms. Krandel or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Employment Agreement

The Employment Agreement provides for an initial term of one year and automatically renews for successive one-year terms, unless earlier terminated by either party upon prior written notice. Pursuant to the Employment Agreement, Ms. Krandel is entitled to the following compensation and benefits:

●	A base salary at an annual rate of $200,000, which will be reviewed at least annually, and may be increased at the sole discretion of the Board.

●	An annual incentive bonus of up to $50,000 for the 2017 calendar year, $25,000 of which is guaranteed and the remainder of which is subject to the discretion of the Board. Annual incentive bonuses awarded for subsequent years shall be determined by the Board, based on criteria to be established jointly by the Chief Executive Officer and Ms. Krandel.

●	A stock option to purchase 5,000,000 shares of common stock as described below.

●	Four weeks paid vacation annually and reimbursement for eligible expenses.

●	Eligibility to participate in the Company’s benefit plans that are generally provided for all employees.

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Pursuant to its terms and conditions, the Employment Agreement may be terminated by the Company (i) upon Ms. Krandel’s death or permanent disability, (ii) for Cause (as defined in the Employment Agreement) or (iii) without Cause upon prior written notice to Ms. Krandel. The Employment Agreement may be terminated by Ms. Krandel (i) for Good Reason (as defined in the Employment Agreement) or (ii) other than for Good Reason, upon prior written notice to the Company.

If the Company terminates Ms. Krandel for any reason she is entitled to her earned but unpaid base salary through the date of termination, any amounts to which she is entitled under the Company’s benefit plans and any unreimbursed reasonable business expenses (the “Termination Benefits”). Additionally, if more than six months after the effective date of the Employment Agreement, the Company terminates Ms. Krandel without Cause or Ms. Krandel terminates her employment for Good Reason or if the termination occurs prior to or during the one year period following a change in control, she is entitled to three months of her then-current base salary in addition to the Termination Benefits described above, subject to a general release of claims in favor of the Company and compliance with certain other restrictive covenants in the Employment Agreement.

In connection with Ms. Krandel’s appointment as Chief Financial Officer, the Board granted Ms. Krandel a stock option to purchase 5,000,000 shares of the Company’s common stock at an exercise price equal to $0.13 per share, which was the fair market value of a share of the Company’s common stock on the date of grant. The stock option is subject to the terms and conditions of a stock option agreement, which provides that the stock option will vest in four separate tranches of 25% each, with the first tranche vesting on the earlier of the six month anniversary of the date of grant or termination of Ms. Krandel’s employment without Cause and the remaining three tranches vesting on one year intervals thereafter; provided, however, that upon the effective date of a “change in control” (as defined in the Snap Interactive, Inc. 2016 Long-Term Incentive Plan), 50% of the then-unvested shares immediately will vest on the date of the change in control and the remaining 50% of the then-unvested shares will vest on the earlier of (i) the original date such shares would have vested or (ii) the first anniversary of the date of the change in control, in each case subject to the terms and conditions of the agreement governing the stock option award.

Pursuant to the Employment Agreement, Ms. Krandel is also subject to a confidentiality covenant, a one year non-compete covenant, a two year non-solicitation covenant and certain trading restrictions.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 15, 2016, the Company issued a press release announcing the appointment of Ms. Krandel as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this report (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated November 14, 2016, by and between Snap Interactive, Inc. and Judy Krandel.
99.1	Press release, dated November 15, 2016, issued by Snap Interactive, Inc. (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2016

SNAP INTERACTIVE, INC.

	By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement, dated November 14, 2016, by and between Snap Interactive, Inc. and Judy Krandel.
99.1	Press release, dated November 15, 2016, issued by Snap Interactive, Inc. (furnished pursuant to Item 7.01).

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